UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 17, 2013
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5

EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, a special retention grant of 20,253 restricted stock rights ("RSR") was awarded to James F. Palmer. This grant vests in its entirety on March 1, 2015. Dividends accrue on RSR awards earned and will be paid upon the payment of the RSRs. The RSR awards partially or fully vest upon death, disability or termination of employment following a change in control. Mr. Palmer is required to hold 50% of the net shares of common stock received upon payment of the RSRs until the earlier of (1) the participant's death, disability or termination following a change in control or (2) the third anniversary of the date that the shares are paid.

The foregoing description is qualified in its entirety by reference to the grant certificate for the RSR award, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
Exhibit 10.1	Grant Certificate Specifying the Terms and Conditions Applicable to Special 2013 Restricted Stock Rights Granted to James F. Palmer Under the 2011 Long-Term Incentive Stock Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary
Date: September 23, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Grant Certificate Specifying the Terms and Conditions Applicable to Special 2013 Restricted Stock Rights Granted to James F. Palmer Under the 2011 Long-Term Incentive Stock Plan

5